SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ___________________

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)  December 2, 2003
                                                         ----------------

                         Commission file number  0-16079
                                                 -------


                             AIR METHODS CORPORATION
                             -----------------------
             (Exact name of Registrant as Specified in Its Charter)


              Delaware                                  84-0915893
              --------                                  ----------
   (State or Other Jurisdiction of                  (I.R.S. Employer
   Incorporation or Organization)                 Identification Number)



 7301 South Peoria, Englewood, Colorado                   80112
 ------------------------------------------               -----
 (Address of Principal Executive Offices)               (Zip Code)


        Registrant's Telephone Number, Including Area Code (303) 792-7400
                                                           --------------


    Former Name, Former Address and Former Fiscal Year, if Changed Since Last
                                  Report: N/A


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ITEM 5.   OTHER EVENTS

On November 26, 2003, Air Methods Corporation (the Company) entered into an agreement to sell 1.2 million shares of its common stock in a private placement to institutional investors at $8.00 per share. The transaction was completed on December 2, 2003. The Company expects to use the net proceeds of the financing for general corporate purposes. The securities being offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be reoffered or resold absent registration, unless an exemption from applicable registration requirements is available. The Company has agreed to file a registration statement with the Securities and Exchange Commission to permit resales of the shares of common stock sold in the private placement.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

          4.1  Form of Common Stock Purchase Agreement, dated November 26, 2003

          99.1 Press Release dated December 1, 2003


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      AIR METHODS CORPORATION



Date: December 3, 2003                By  /s/ Trent J. Carman
                                          --------------------------------------
                                          Chief Financial Officer


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